EXHIBIT 4.1
CONFIDENTIALTREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESNTED HEREBY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
HARMONIC INC.

Issued: September 26, 2016 (the “Issue Date”)

THIS CERTIFIES THAT, for value received, Comcast Corporation, a Pennsylvania corporation (“Comcast”), or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Harmonic Inc., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. Comcast Cable Communications Management, LLC, a Delaware limited liability company and Affiliate (as defined below) of Comcast (“CCCM”), and the Company are party to that certain Master Product and Services Supply Agreement, dated as of March 1, 2012 (as amended from time to time, the “Master Agreement”), and this Warrant is being issued in partial consideration for the entry into, on or about the date hereof, of the CableOS Software License Product Supply Addendum to the Master Agreement (the “Addendum”) by and between CCCM and the Company.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1.Definitions.
(a)“Acceptance of Completion of Field Trials” shall mean CCCM’s acceptance of all field trial deliverables pursuant to criteria and procedures set forth in Section 1.10 of the Consulting Agreement, effective as of April 1, 2016, by and between the Company and CCCM.
(b)“Affiliate” shall mean as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.
(c) “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.
(d)“Change of Control” shall mean (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to an unaffiliated third party, (ii) any transaction or series of transactions under which the Addendum is delegated or assigned (by operation of law or otherwise) to any unaffiliated third party, or (iii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any unaffiliated third party or group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding voting stock of the Company entitled to vote generally in elections of directors of the Company.
(e)“Control (and its derivatives)” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities (or other ownership interest), as trustee or executor, by contract or otherwise.
(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(g)“First Purchase Vesting Period” shall mean the period of time beginning on the [*****] and ending on the [*****] thereof.
(h)“General Availability” shall mean CCCM’s deployment of the Harmonic CableOS Software beyond the Initial Deployment in a system that exceeds [*****] Homes Passed. General Availability must occur, if at all, on or prior to the one year anniversary of the Acceptance of Completion of Field Trials.
(i)“Harmonic CableOS Software” shall mean the Company’s software CMTS CableOS solution delivered by the Company to, and accepted by, CCCM and subject to, and contingent upon the Acceptance of Completion of Field Trials.
(j)“Homes Passed” shall mean, with respect to any given network infrastructure, the number of potential subscribers serviceable by such infrastructure, whether or not such potential subscribers are in fact Subscribers.
(k)“Initial CableOS Hardware” shall mean the equipment offered for sale by the Company set forth on Annex I hereto, current as of the Issue Date, and any successor equipment offered for sale by the Company.

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(l) “Initial Deployment” means an initial deployment of the Harmonic CableOS Software on a single CCCM cable system at CCCM’s discretion servicing up to [*****] Homes Passed.
(m)“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, association, governmental authority or other entity.
(n)“Second Purchase Vesting Period” shall mean the period of time beginning on the [*****] of the [*****] and ending on the [*****] thereof.
(o)“Shares” shall mean the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
(p)    “Subscriber” shall mean a Person who subscribes to CCCM’s data services solely for its own legitimate personal or business use, which for all purposes shall not include development, resale or distribution.
(q)    “Third Party” shall mean a Person other than a Party to this Agreement or any of its Affiliates.
(r)    “Warrant Shares” shall mean Shares issuable or potentially issuable to the Holder pursuant to exercise of this Warrant.
2.Number and Price of Warrant Shares; Exercise Period.
(a)Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to 7,816,162 Warrant Shares, subject to the vesting provisions set forth in Section 3, as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10. Notwithstanding any provision in this Warrant to the contrary, the Holder of this Warrant may not exercise this Warrant if and to the extent that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other Shares then beneficially owned or deemed beneficially owned by such Holder and its affiliates (as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) would result in such Holder and its affiliates together owning more than 9.99% of all of the Shares that would be outstanding on such exercise date after giving effect to such exercise; provided, however, that the limitation contained in this sentence shall not apply to the exercise of this Warrant in connection with a Change of Control (including pursuant to the automatic exercise provisions of Section 10(b)).
(b)Exercise Price. The exercise price per Share shall be equal to $4.76, subject to adjustment pursuant hereto (the “Exercise Price”).
(c)Exercise Period. This Warrant shall be exercisable, in whole or in part, prior to (or in connection with) the expiration of this Warrant as set forth in Section 10.
3.Vesting. The Holder’s right to exercise this Warrant with respect to the Warrant Shares is subject to the following vesting provisions:
(a)Up to 3,908,081 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable in accordance with the following (collectively, the “Primary Vesting Triggers”):

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall be fully vested and exercisable as of the Issue Date;
(ii)781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the date CCCM submits the notice to elect (the “Election Date”) enterprise pricing for the Harmonic CableOS Software pursuant to the Addendum;
(iii)1,172,425 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the Acceptance of Completion of Field Trials;
(iv)781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of the calendar quarter in which payments by CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) to the Company and its Affiliates for the First Purchase Vesting Period (in one or more transactions), of enterprise license fees pursuant to enterprising pricing for the Harmonic CableOS Software pursuant to the Addendum (the “Enterprise License Fees”) equal or exceed $[*****]; and
(v)390,808 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable, subject to, and contingent upon, the successful completion of the vesting criteria set forth in Section 3(a)(iv) above, upon the thirtieth (30th) day following the end of the calendar quarter in which payments by CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) to the Company and its Affiliates for the First and/or Second Purchase Vesting Periods (in one or more transactions) of the Enterprise License Fees equal or exceed $[*****].
(b)Up to a total of 3,908,081 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable, subject to, and contingent upon, the successful completion of the vesting criteria set forth in Section 3(a)(ii) above, in accordance with one or more of the following (collectively, the “Secondary Vesting Triggers”); provided, however, that for the avoidance of doubt, if an aggregate of 3,908,081 Warrant Shares vest and become exercisable pursuant to one or more of the Secondary Vesting Triggers (the “Maximum Secondary Vesting”), then no Warrant Shares in addition to such Maximum Secondary Vesting shall vest pursuant to the Secondary Vesting Triggers:
(i)1,954,041 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the Election Date if the Election Date occurs prior to the later of (A) [*****] or (B) [*****] following the Acceptance of Completion of Field Trials;
(ii)781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of the calendar quarter, if any, in which aggregate, post-Issue Date payments by CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) to the Company or its Affiliates for Initial CableOS Hardware (in one or more transactions) equal or exceed $[*****] and if such payments occur prior to the later of (A) [*****], (B) [*****] following the Acceptance of Completion of Field Trials, or (C) [*****] following the acceptance of the Initial CableOS Hardware by CCCM in accordance with Article IX of the Master Agreement;

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)(A) 390,808 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of the calendar quarter, if any, in which aggregate payments by CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) to the Company or its Affiliates for the First Purchase Vesting Period (in one or more transactions) of Enterprise License Fees equal or exceed $[*****] in excess of the aggregate payment amount set forth in Section 3(a)(iv) above, and (B) additional tranches of 390,808 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of each calendar quarter, if any, in which each successive aggregate payment of $[*****] of Enterprise License Fees for the First Purchase Vesting Period (in one or more transactions) in excess of the aggregate payment amounts set forth in (A) above and Section 3(a)(iv) above have been paid by CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) to the Company or its Affiliates; and
(iv)(A) 781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of the calendar month in which CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) make aggregate, post-Issue Date payments to the Company for all products and services, excluding Enterprise License Fees, of $[*****] (in one or more transactions), as long as the date on which such threshold is reached occurs on or prior to [*****], and (B) additional tranches of 781,617 Warrant Shares (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10) shall vest and become exercisable upon the thirtieth (30th) day following the end of any calendar month in which CCCM and its Affiliates (excluding NBCUniversal, LLC and its direct and indirect subsidiaries) make aggregate, post-Issue Date payments to the Company for all products and services, excluding Enterprise License Fees, of each successive aggregate of an additional $[*****] (in one or more transactions), as long as the date on which such threshold is reached occurs on or prior to [*****].
(c)Immediately prior to any Change of Control, the Warrant Shares subject to the Primary Vesting Triggers shall automatically vest, and any such Warrant Shares with respect to which the Holder has not delivered a Notice of Exercise prior to such Change of Control shall be automatically exercised pursuant to Section 10(b).
(d)For purposes of determining, with respect to any vesting condition set forth in Sections 3(a) or 3(b) above (each a “Milestone”, and any Milestone that has not been satisfied as of any specific date, an “Unsatisfied Milestone”), at which point in time CCCM pays Company and its Affiliates, if (1) the Company delivers any products or services to CCCM and (2) CCCM returns any such products to the Company, or otherwise contest such products or services, because they were defective or otherwise not in compliance with the Master Agreement, the Addendum or any other agreement, which for the avoidance of doubt shall be subject to any materiality thresholds, cure periods or other relevant terms which apply to defects and matters of non-compliance as set forth in such agreements, governing the relevant purchase, then, for purposes of this Warrant only, such return or contestation shall not affect the point in time at which such products or services shall be deemed to have been paid for by CCCM; provided, however, that this Section 3(d) shall not apply to Harmonic CableOS Software prior to General Availability. Notwithstanding anything herein to the contrary, to the extent, at any point in time, any Milestone is an Unsatisfied Milestone as a result, directly or indirectly, of the Company’s failure to perform any of its respective material obligations under, and in accordance with, the Master Agreement, the Addendum or any other agreement, which for the avoidance of doubt shall be subject to any materiality thresholds, cure periods or other relevant terms which apply to defects and matters of non-compliance as set forth in such agreements, governing the relevant purchase, including, without limitation, failure to timely invoice such products or services, then such Milestone(s) shall, assuming all other actions required to be taken by CCCM with respect to the vesting criteria associated with such Milestone is otherwise completed, be deemed to have been satisfied for all purposes hereunder, and the Holder’s rights hereunder shall vest and become exercisable with respect to the Warrant Shares set forth in such Milestone(s), at such time as such Milestone(s) would have been satisfied but for such failure by the Company to perform such obligations. For the avoidance of doubt, CCCM shall take no action to directly

[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

cause the Company to fail to perform any of its material obligations under the Master Agreement, the Addendum or any other agreement.
(e)    To the extent any vesting trigger above remains unsatisfied at the end of the applicable time period (whether pursuant to satisfaction of the Primary Vesting Triggers or the Secondary Vesting Triggers or the acceleration of vesting pursuant to Section 3(c)), the Holder’s unvested right to exercise this Warrant with respect to the relevant Warrant Shares will expire at the end of such time period without notice to the Holder or any other action required to be taken by the Company and, only with respect to the Primary Vesting Triggers, will have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of expired Warrant Shares. The Holder and the Company shall maintain records showing the number of expired Warrant Shares. Nothing in this Section 3(d) shall affect the exercise of any vested portion of this Warrant, whether exercised pursuant a Notice of Exercise or deemed exercise pursuant to Section 10(b).
(f)    All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be, and all dollar amounts in this Section 3 shall be before applicable taxes.

4.    Exercise of the Warrant.
(a)Exercise. The purchase rights represented by this Warrant may be exercised once vested at the election of the Holder, in whole or in part, in accordance with Section 2, by the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant. The date on which a Notice of Exercise shall have taken place shall be referred to as its “Exercise Date”).
(b)Physical Delivery. If the Holder has elected to settle the exercise of this Warrant through physical delivery of Warrant Shares upon cash payment of the Exercise Price by Holder (“Physical Delivery”) in accordance with Section 4(a) then, on the Exercise Date, Holder shall pay Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.
(c)Net Issue Exercise. The Holder may, in lieu of exercising this Warrant by Physical Delivery pursuant to Section 4(b), if the Fair Market Value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), elect to receive (a “Net Issue Exercise”) a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled), as calculated below, by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y * (A - B)
A
Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Warrant Shares purchasable or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The Fair Market Value of one Share (as of the Exercise Date)
B	=	The Exercise Price (as of the Exercise Date)
*	=	Multiplied by

(i)Definitions.
(1)For purposes of this Warrant, the “Fair Market Value” of a Share is defined as follows:
a)if a public market exists for the Company’s common stock at the time of such exercise, the Fair Market Value per Share shall be the weighted average trading price of the Company’s common stock for the ten (10) trading day period ending the trading day prior to the Exercise Date (without regard for pre-open and after hours trading outside of any regular trading session for any such trading day), calculated by multiplying the closing trading price quoted on the national securities exchange on which the common stock is listed (determined by reference to the screen entitled “HLIT <Equity> AQR” reported by Bloomberg L.P., or, if such screen is no longer available, as otherwise reported by Bloomberg L.P), as applicable, on each of the preceding 10 days by the trading volume on each such day and dividing that total by the total aggregate trading volume over the preceding 10-day period;
b)if the exercise is in connection with a Change of Control, then the Fair Market Value shall be: (i) the aggregate Fair Market Value of the consideration received or to be received in such Change of Control by the holders of the Common Stock of the Company (including for purposes of this clause (i), any consideration received or to be received by Holder in such Change of Control in respect of this Warrant) divided by (ii) the total number of Shares issued and outstanding on the date of such Change of Control (including for purposes of this clause (ii) the number of Warrant Shares in respect of which Holder has received or is to receive consideration in such Change of Control); and
c)if there is no active public market for the Shares, and the exercise is not in connection with a Change of Control, the Fair Market Value of a Share shall be the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts, as such price is determined in good faith by the Company’s Board of Directors (the “Board”), provided that (A) the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination, and (B) if the Holder disputes the Board’s determination, it shall promptly notify the Company of such dispute, whereupon the Company shall engage a nationally recognized investment bank or other independent valuation firm reasonably acceptable to the Holder (an “Appraiser”) to determine such Fair Market Value, the cost of which Appraiser shall be borne by the Company (unless the Appraiser’s determination of the Fair Market Value is not greater than 105% percent or less than 95% percent of the Fair Market Value as determined by the Board, in which case the cost of the Appraiser shall be borne by the Holder) and the determination of such Appraiser shall be final and binding on the Company and the Holder.
(2)For purposes of this Warrant, the “Fair Market Value” of an equity interest other than a Share is defined as follows:
a)if a public market exists for such equity interest at the time of such exercise, the Fair Market Value of each such equity interest shall be the weighted average trading price of such equity interest for the ten (10) trading day period ending the trading day prior to the Exercise Date (without regard for pre-open and after hours trading outside of any regular trading session for any such trading day), calculated by multiplying the closing trading price quoted on the national securities exchange on which the common stock is listed as reported by Bloomberg L.P, as applicable, on each of the preceding 10 days by the trading volume on each such day and dividing that total by the total aggregate trading volume over the preceding 10-day period; and
b)if there is no active public market for such equity interest, the Fair Market Value of such equity interest shall be the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts, as such price is determined in good faith by the Board, provided that (A) the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination, and (B) if the Holder disputes the Board’s determination, it shall promptly notify the Company of such dispute, whereupon the Company shall engage an Appraiser to determine such Fair Market Value, the cost of which Appraiser shall be borne by the Company (unless the Appraiser’s determination of the Fair Market Value is not greater than 105% percent or less than 95% percent of the Fair Market Value as determined by the Board, in which case the cost of the Appraiser shall be borne by the Holder) and the determination of such Appraiser shall be final and binding on the Company and the Holder.
(3)For purposes of this Warrant, the “Fair Market Value” of an asset other than an equity interest shall be the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, both having full knowledge of the relevant facts and neither of which is under any compulsion to complete the transaction, without regard for control premiums or minority or illiquidity discounts, as such price is determined in good faith by the Board, provided that (A) the Company shall give the Holder prompt written notice of any such determination, together with reasonable data and documentation to support such determination, and (B) if the Holder disputes the Board’s determination, it shall promptly notify the Company of such dispute, whereupon the Company shall an Appraiser to determine such Fair Market Value, the cost of which Appraiser shall be borne by the Company (unless the Appraiser’s determination of the Fair Market Value is not greater than 105% percent or less than 95% percent of the Fair Market Value as determined by the Board, in which case the cost of the Appraiser shall be borne by the Holder) and the determination of such Appraiser shall be final and binding on the Company and the Holder.
(d)Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Warrant Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the Exercise Date, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the Exercise Date. As promptly as reasonably practicable on or after such date, but in any event within five (5) Business Days following the Exercise Date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Shares issuable upon such exercise; provided, however, that if the Holder shall request book entry position evidencing that number of Shares issuable upon such exercise, the Company shall complete such book entry on the Exercise Date. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Warrant Shares that remain subject to this Warrant.
(e)No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
(f)Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) the consummation of a Change of Control that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

5.    Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at the expense of the Holder, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.    Transfer of the Warrant.
(a)    Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.
(b)    Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a), issuing the Warrant Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.
(c)    Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 7, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.
(d)    Exchange of the Warrant upon a Transfer. On surrender of this Warrant for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)    Minimum Transfer This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase at least 250,000 Warrant Shares hereunder (as may be adjusted pursuant hereto prior to (or in connection with) the expiration of this Warrant as provided in Section 10).
(f)    Taxes and Expenses. The Company shall pay all of its expenses in connection with, and all issuance, transfer, stamp and other similar incidental taxes imposed by any taxing authority in the United States with respect to, the exercise of this Warrant or the issue or delivery of Warrant Shares or the payment of any cash settlement amount hereunder; provided, however, that, in no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

7.    Restrictions on Transfer of the Warrant and Warrant Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees that its rights pursuant to this Warrant are subject to the following:
(a)    Restrictions on Transfers. This Warrant may not be directly transferred or assigned in whole or in part without the Company’s prior written consent, other than to: (x) any Affiliate of the Holder, so long as such Affiliate consents in writing to be bound by the terms and conditions of this Warrant, (y) a successor in interest of the Holder or as part of a corporate reorganization, consolidation or merger; or (z) in connection with a Strategic Transaction (as defined below), and any attempt by Holder to directly transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. As used herein, a “Strategic Transaction” means any transaction or series of related transactions where the Fair Market Value of the unvested portion of this Warrant sold, assigned, transferred, pledged or disposed of or in connection with such transaction(s) constitutes less than 10% of the aggregate value of such transactions. For the avoidance of doubt, nothing in this Warrant shall prohibit any indirect transfer of this Warrant or any interest herein. Any transfer of this Warrant or the Warrant Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until:
(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or
(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company; and

other than in the case of open market transactions, the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder.
(b)    Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.
(c)    Legends. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with legends substantially similar to the following (in addition to any legend required by state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESNTED HEREBY.
(d)    Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 7.
(e)    Removal of Legend. The legend referring to federal and state securities laws identified in Section 7(c) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.
(f)    Registration Rights. Contemporaneously with the execution of this Warrant, the Holder and the Company will enter into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”). The Warrant Shares issuable upon exercise of this Warrant shall be Registrable Securities (as defined in the Registration Rights Agreement).

8.    Adjustments. Subject to the expiration of this Warrant pursuant to Section 10, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:
(a)    Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 10) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization (the “Alternate Consideration”), equivalent in value to that which a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Warrant Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.
(b)    Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
(c)    Subdivisions and Combinations. In the event that the outstanding Shares are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Warrant Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding Shares are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Warrant Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.
(d)    Other Dividends and Distributions. If the Company shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Shares in respect of outstanding Shares), cash, rights or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash, rights or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 8 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(e)    Notice of Adjustments. Upon any adjustment to the Warrant, including any adjustment pursuant to this Section 8, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.
(f)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 8, the Company shall take any and all actions that may be necessary, including, without limitation, obtaining regulatory, the NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and non-assessable all Warrant Shares and, as applicable, all Alternate Consideration that the Holder is entitled to receive upon exercise of this Warrant.

9.    Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 10, in the event that the Company shall authorize:
(a)    the issuance of any dividend or other distribution on the capital stock of the Company or any reduction in the number of outstanding Shares or any other company security then issuable upon exercise of this Warrant, whether as a result of repurchases by the Company or otherwise, (in each case, other than (i) dividends or distributions provided for in Section 8(c), (ii) repurchases of Shares issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (iii) repurchases of Shares issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights), whether in cash, property, stock or other securities, (iv) repurchases of Shares pursuant to the Company’s stock repurchase program as authorized from time to time by the Board, or (v) Shares used to pay taxes in accordance with the Company’s equity incentive programs approved by the Board;
(b)    the voluntary liquidation, dissolution or winding up of the Company; or
(c)    any transaction resulting in the expiration of this Warrant pursuant to Section 10(b), including, for the avoidance of doubt, any Change in Control;

the Company shall send to the Holder of this Warrant at least ten (10) Business Days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

10.    Expiration of the Warrant.
(a)    Subject to Section 10(b), this Warrant shall expire and shall no longer be exercisable as of the earlier of:
(iii)5:00 p.m., Pacific Time, on September 26, 2023; or
(iv)The consummation of a Change of Control;
(b)    In the event that this: (i) Warrant (or any portion of this Warrant) is exercisable (including the effect of any vesting pursuant to Section 3(c)) at or immediately prior to the expiration of this Warrant pursuant to Section 10(a), and (ii) the Fair Market Value of one Share is greater than the Exercise Price (each as calculated as of the date of such expiration), and (iii) the Holder has not previous to such expiration delivered a Notice of Exercise with respect to the Warrant (or applicable portion thereof), then the Holder shall have been deemed to have delivered a Notice of Exercise with respect to the Warrant (or the applicable potion thereof) electing Net Issue Exercise, and the Company shall treated the Holder for all purposes hereunder as having exercised the Warrant (or such portion) as of immediately prior to the expiration of this Warrant.

11.    No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Warrant Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

12.    Representations and Warranties of the Holder. The Holder represents and warrants to the Company as of the Issue Date as follows:
(a)    Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.
(b)    No Registration. The Holder understands that the Warrant Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(c)    Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrant Shares for an indefinite period of time and to suffer a complete loss of its investment.
(d)    Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

13.    Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:
(a)    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its subsidiaries have the requisite corporate power and authority to own and operate their respective properties and assets, to carry on their business as presently conducted, and with respect to the Company, to execute, deliver and perform its obligations under the Warrant and the Registration Rights Agreement. The Company and each of its subsidiaries are presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s and its subsidiaries’ assets (including intangible assets), financial condition, property, operations, or business as now conducted (a “Material Adverse Effect”).
(b)    Authorization; Non-Contravention.  All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Warrant and the Registration Rights Agreement by the Company and the performance of all of the Company’s obligations under the Warrant and the Registration Rights Agreement has been taken. The Warrant and Registration Rights Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) as may further be limited by applicable laws and principles of public policy.
(c)    Compliance with Laws and Other Instruments.
(i)    The Company and its subsidiaries are not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects the Company’s right to execute and deliver this Warrant or the Registration Rights Agreement or to perform its obligations hereunder or thereunder (including the issuance of the Warrant Shares). Neither the execution, delivery nor performance of this Warrant (including the issuance of the Warrant Shares), the Registration Rights Agreement will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company or its subsidiaries under, require any consent, approval or other action by or notice to or filing with any court or governmental body (except for applicable filings with or notices to the NASDAQ Stock Market and applicable reporting obligations under the Exchange Act pursuant to: the Company’s Certificate of Incorporation or Bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company or its subsidiaries is subject or by which it is bound.

(ii)    Neither the Company nor any of its subsidiaries is in violation of or default under, and from December 31, 2015 through the Issue Date has received any notices of violation or default with respect to, (A) any provisions of its certificate of incorporation, bylaws or other organizational documents, (B) any instrument, judgment, order, writ or decree of any court or governmental authority applicable to the Company or any of its subsidiaries, or (C) any note, indenture, mortgage, lease, agreement, instrument or other contract to which it is a party or by which it is bound, except in the case of clauses (B) and (C) for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(iii)    Neither the Company nor any of its subsidiaries is in violation of, and the operation of the Company’s and its subsidiaries’ businesses as now conducted does not violate, any provision of any federal, state, local or foreign law, statute, rule or regulation applicable to the Company or its subsidiaries, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.
(d)    Valid Issuance. The Warrant Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of this Warrant, will be duly authorized, validly issued, fully paid and nonassessable and issued free and clear of any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, adverse claim, title retention agreement of any nature or kind, or other encumbrance (except any applicable securities law restrictions). Subject to the accuracy of the Holder’s representations in Section 13, the issuance of this Warrant is, and the issuance of Warrant Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws.
(e)    SEC Documents; Company Stock Exchange Listing
(i)    The Company is current in its obligations to file and furnish all periodic reports with the SEC required to be filed or furnished by it under the Exchange Act and any applicable rules and regulations promulgated thereunder. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any other reports, proxy statements and information the Company filed with or furnished to the SEC since December 31, 2014 (the “SEC Documents”), at the time of their filing or being furnished, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the respective rules and regulations promulgated thereunder.
(ii)    The financial statements of the Company (whether audited or unaudited and including any notes thereto or schedules included therein) included in the SEC Documents (the “Company Financial Statements”) (A) at the time of their filing or being furnished, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any Company Financial Statements filed on Form 10-Q), and (C) fairly presented in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.
(iii)    The Company is in compliance in all material respects with the applicable listing rules of the NASDAQ Stock Market and has not received any written notice from the NASDAQ Stock Market asserting any material non-compliance with such rules.
(iv)    Since the date of the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(f)    Capitalization. As of September 23, 2016, the authorized and outstanding capital stock of the Company consisted solely of (i) 150,000,000 Shares, of which 78,161,622 were issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001, of which none of which were issued and outstanding. All outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable. As of September 23, 2016, except for (x) 35,750,000 Shares authorized for issuance under the Company’s various equity incentive plans disclosed in the SEC Documents and (x) $128.25 million aggregate principal amount of unsecured convertible senior notes due 2020 as disclosed in the SEC Documents, there are no (i) securities convertible into or exchangeable or exercisable for shares of the Company’s capital stock, (B) subscriptions, options, warrants, calls, rights, convertible securities or other contracts, agreements or commitments of any kind or character obligating the Company to issue, transfer or sell any of its capital stock, or (C) any equity equivalents or any agreements, arrangements or understandings granting any person any rights in the Company similar to capital stock. As of the Issue Date, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company’s capital stock. As of September 23, 2016, there were 3,614,019 outstanding and unvested restricted stock units granted by the Company.
(g)    Litigation. There is no action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation pending or, to the Company’s knowledge, currently threatened before any court, arbitrator, mediator or governmental agency or instrumentality against the Company, any of its subsidiaries or any officer or director of the Company or any of its subsidiaries: (i) that questions the validity of this Warrant or the Registration Rights Agreement or the right of the Company to enter into either of them; or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

14.    Covenants of the Company.
(a)    The Company covenants that, during the period this Warrant is exercisable (in whole or in part), it will reserve from its authorized and unissued Common Stock and, as applicable, Alternate Consideration, a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company further covenants that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock and, as applicable, Alternate Consideration, may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and full payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable, not subject to any preemptive rights and free from all taxes, liens, security interests and charges created or caused, directly or indirectly, by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
(b)    The Company covenants that, so long as it remains a reporting company and subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, during the period this Warrant is exercisable (in whole or in part), it will use its commercially reasonable efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

15.    Miscellaneous.
(a)    Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.
(b)    Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.
(c)    Survival. The provisions of Section 7 shall survive any exercise of this Warrant with respect to the Warrant Shares issued upon such exercise.
(d)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:
(i)    if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or
(ii)    if to the Company, to the attention of the General Counsel of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Robert G. Day, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one Business Day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(e)    Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
(f)    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)    Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.
(h)    Waiver of Jury Trial. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Warrant. If the waiver of jury trial set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Warrant shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.
(i)    California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
(j)    Successors and Assigns. The rights and obligations of the Company set forth herein may not be assigned or delegated by the Company (other than in the case of an assignment by operation of law) without the prior written consent of the Holder. Subject to the restrictions on transferability set forth in Sections 6 and 7 hereof, the rights and obligations of the Holder set forth herein may be assigned or delegated by the Holder without the prior written consent of the Company. Subject to the foregoing, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be binding upon any Holder from time to time of this Warrant and all holders of Warrant Shares issued upon the exercise hereof (including transferees), and shall be enforceable by the Company, the Holder and such holder(s) of Warrant Shares, as applicable.
(k)    Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.
(l)    Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations under this Warrant shall survive exercise of this Warrant.

(m)    Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) and the Registration Rights Agreement constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
(signature page follows)
The Company and the Holder sign this Warrant as of the date stated on the first page.

HARMONIC INC.

By:
Name:
Title:
Address:
4300 North First Street San Jose, CA 95134

(Signature Page to Warrant to Purchase Shares of Common Stock of Harmonic Inc.)

EXHIBIT A
NOTICE OF EXERCISE
TO:    Harmonic Inc. (the “Company”)
Attention:    General Counsel

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:
Number of shares:______________________________________________________________________________

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:
	☐	A cash payment and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.
	☐	The net issue exercise provisions of Section 4(b) of the attached warrant.

(3)	Conditional Exercise. is this a conditional exercise pursuant to Section 4(e):
	☐	Yes	☐	No

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:
	☐	The undersigned
	☐	Other-Name:
Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:
	☐	The undersigned
	☐	Other-Name:
Address:

	☐	Not applicable

(6)
Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 12 of the attached warrant are true and correct as of the date hereof.

A-1

(7)
Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)
Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:	______________________________________________________________________________
COMPANY:        HARMONIC INC.

SECURITIES:	THE WARRANT ISSUED ON SEPTEMBER 23, 2016 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF
DATE:            ______________________________________________

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1.No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2.Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3.Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4.Speculative Nature of Investment. The Investor understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5.Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6.Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

7.Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8.Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9.Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

10.Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

11.Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

(signature page follows)

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

ANNEX I

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[*****] Information has been omitted and submitted separately to the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.